EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2010 Employees, Directors, Officers and Consultants Stock Option and Stock Award Plan of Hipso Multimedia, Inc. of our report dated March 11, 2010, with respect to the consolidated financial statements of Hipso Multimedia, Inc. included in the Annual Report on Form 10-K for the year ended November 30, 2009.

/s/ KBL, LLP

New York, New York
July 06, 2010